ADMA Biologics Stockholders Vote to Approve Acquisition of Certain Assets from Biotest Pharmaceuticals Corporation

RAMSEY, N.J. – May 30, 2017 – ADMA Biologics, Inc. (NASDAQ: ADMA) announced today that its stockholders voted to approve ADMA’s previously announced acquisition of certain assets from Biotest Pharmaceuticals Corporation (BPC), a wholly-owned subsidiary of Biotest AG, at ADMA’s annual meeting of stockholders held on May 25, 2017. ADMA is a late-stage biopharmaceutical company that develops, manufactures, and intends to commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and prevention of certain infectious diseases.

“We are grateful to our stockholders for the overwhelming support shown to the company and management in favor of this transformative transaction. ADMA is well-positioned to assume operational control of the BPC manufacturing facility and marketed drugs, and we are excited to welcome the highly-skilled team from BPC’s Therapy Unit to ADMA post-closing, which is expected to occur during June 2017,” stated Adam Grossman, President, Chief Executive Officer, Director and Founder of ADMA.

Mr. Grossman continued, “Over the past several months, since the announcement of this acquisition, BPC and ADMA have collaborated on a variety of operational functions to efficiently integrate the businesses and identify appropriate initiatives for a robust and extensive remediation plan to address the outstanding warning letter and ultimately receive FDA approval for our lead product candidate, RI-002. The goal of this transaction is to create a leading manufacturing company focused on the development, manufacturing and commercialization of a portfolio of differentiated, specialty immune globulin products to address unmet medical needs for immune compromised patients and patients at risk for certain infectious diseases. We anticipate that the combination of ADMA’s unique intellectual property for the formation of high-titer plasma pools and the manufacturing expertise and processes of BPC will create a company of tremendous value for patients, medical caregivers and our stockholders.”

About ADMA Biologics, Inc. (ADMA)

ADMA is a late-stage biopharmaceutical company that develops, manufactures and intends to commercialize specialty plasma-based biologics for the proposed treatment of Primary Immune Deficiency Disease (PIDD) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons. ADMA has received U.S. Patent 9,107,906 relating to certain aspects of its product candidate. ADMA has announced the signing of a definitive agreement to acquire certain assets from Biotest Pharmaceuticals Corporation (BPC) which closing of the transaction is expected to take place in June 2017. For more information, please visit www.admabiologics.com.

About RI-002
ADMA's lead product candidate, RI-002, is a specialty plasma-derived, polyclonal, intravenous immune globulin (IGIV) derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, cytomegalovirus (CMV), measles, tetanus, etc.) as well as plasma from donors tested to have high levels of neutralizing antibodies to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty intravenous immune globulin (IGIV) product for treatment of patients diagnosed with PIDD. Polyclonal antibodies are the primary active component of IGIV products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses. Data review indicates that the polyclonal antibodies present in RI-002 support its ability to prevent infections in immune-compromised patients.

About Biotest Pharmaceuticals Corporation

Biotest Pharmaceuticals Corporation is a wholly-owned subsidiary of Biotest AG, a German global provider of plasma products. The company researches, develops and manufactures biotherapeutic plasma protein products, with a specialization in immunology and hematology and is a leader in the collection of source plasma. Biotest Pharmaceuticals owns and manages plasmapheresis centers across the United States and operates a state-of-the-art manufacturing facility in Boca Raton, Florida. Biotest

Pharmaceuticals is committed to serving the thousands of patients worldwide who rely on plasma-based therapies. Biotest Pharmaceuticals' team of over 1,000 employees is part of Biotest AG's global workforce of more than 2,500 associates worldwide. To learn more about Biotest Pharmaceuticals, its Plasma Centers, and the difference they make in the lives of patients and the healthcare community, please visit them at www.biotestpharma.com and www.biotestplasma.com.

About Biotest AG

Biotest AG is a provider of plasma proteins and biological drugs. With a value added chain that extends from pre-clinical and clinical development to worldwide sales, Biotest AG has specialised primarily in the areas of clinical immunology, haematology and intensive medicine. Biotest AG develops and markets immunoglobulins, coagulation factors and albumins based on human blood plasma. These are used for diseases of the immune and haematopoietic systems. In addition Biotest AG develops monoclonal antibodies in the indications of cancer of plasma cells and systemic lupus erythematosus which are produced by recombinant technologies. Biotest AG has more than 2,500 employees worldwide. The preference shares of Biotest AG are listed in the SDAX on the Frankfurt stock exchange.

In March 2017, it was announced that Creat Group Corporation, an investment firm (“Creat Group”), has agreed to acquire Biotest AG in a tender offer. The transaction is expected to be valued at approximately $1.3 billion. Pursuant to the transaction, Creat Group will acquire all of Biotest AG’s common shares at a price per share of $30.93 and all of Biotest AG’s preference shares at a price per share of $20.62. The transaction is subject to final negotiations of a business combination agreement and an agreement with Biotest AG's majority shareholder, OGEL GmbH, as well as finalization of due diligence and the required financing measures. There can be no assurance that a final agreement between the two parties will be reached or that any such offer will be made.

Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications and our ability to realize increased prices for plasma growth in the plasma collection industry .. These forward-looking statements also involve risks and uncertainties concerning our ability to complete and close the transaction described herein, the expected closing date of such transaction, the anticipated benefits and synergies of such transaction, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction; the ability of ADMA to successfully integrate the to-be acquired therapy business, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; ADMA’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing, among others. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com